Exhibit 99.1

NEWS RELEASE

Range Announces Fourth Quarter 2023 Results and 2024 Guidance

FORT WORTH, TEXAS, FEBRUARY 21, 2024…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its fourth quarter 2023 financial results and plans for 2024.

Full-Year 2023 Highlights –

•
Cash flow from operating activities of $978 million
•
Cash flow from operations, before working capital changes, of $1.1 billion
•
Reduced net debt by $292 million, paid $77 million in dividends, and repurchased $19 million of shares
•
Net production averaged 2,139 Mmcfe per day, approximately 69% natural gas
•
All-in capital spending of $614 million, or $0.79 per mcfe
•
Proved reserves of 18.1 Tcfe with positive performance revisions
•
Increased hedge positions for 2024 and 2025 to approximately 55% and 25% of natural gas production with weighted-average floors of $3.70 and $4.11 per MMBtu, respectively
•
Net Debt to EBITDAX of 1.3x (Non-GAAP) at year-end 2023

Commenting on the 2023 results and 2024 plans, Dennis Degner, the Company’s CEO said, “Range had a successful year – operating safely and efficiently, while generating free cash flow despite lower natural gas prices. Range’s 2023 free cash flow was allocated towards debt reduction and shareholder returns, while also building operational flexibility into our program. With the strongest balance sheet in company history, consistent operational performance, and a low capital reinvestment rate, we are targeting resilient free cash flow in 2024 and beyond. As demand for domestic and international natural gas and NGLs continues to increase in coming years, we believe Range is well-positioned on the low-end of the cost curve with a globally competitive emissions intensity and a high-return, long-life inventory of de-risked wells, measured in decades.”

2024 Capital and Production Guidance

Range’s 2024 all-in capital budget is expected to be $620 to $670 million, which consists of:

•
Approximately $575 million of all-in maintenance capital including land and facilities,
•
$30 - $45 million drilling and completion capital that adds to year-end 2024 well-in-process inventory,
•
Up to $30 million on targeted acreage which increases planned lateral lengths and future inventory, and
•
$15 - $20 million in water infrastructure/other, lowering future water-related costs

Range’s development plan for 2024 will target holding production flat for the year at approximately 2.12 – 2.16 Bcfe per day. For the year, Range plans to run two drilling rigs and one frac crew. As a result of operational efficiencies captured in 2023, this level of activity will result in Range building in-process well inventory during 2024, as was done in 2023. This increased inventory of wells that have been drilled and/or completed, increases operational and capital flexibility for future years. Like last year, there is approximately $30 to $45 million included in the 2024 capital plan for the associated well inventory additions. Separately, up to $30 million is planned for investment in non-maintenance acreage that increases lateral lengths and adds incremental inventory to Range’s year-end total of 28 million high-quality, undrilled lateral feet. Additionally, $15 to $20 million is planned for infrastructure and other investments primarily associated with water infrastructure expansions that will allow for more efficient water logistics, thereby lowering future drilling and completion costs and lease operating expense.

The table below summarizes 2023 activity and expected 2024 plans regarding the number of wells to sales in each area. To maintain current production levels, Range will turn to sales approximately 650,000 lateral feet in a year. Five wells that were planned for early 2024 were turned to sales in late 2023 because of faster drilling and completion times, though Range remained within the original 2023 capital guidance.

	Planned Wells TIL in 2024	Wells TIL in 2023

SW PA Super-Rich	9	3
SW PA Wet	27	29
SW PA Dry	11	20
NE PA Dry	2	3
Total Appalachia	49	55

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Financial Position

During the fourth quarter, Range purchased 315,000 shares at an average price of approximately $29.75 per share. As of year-end, Range had approximately $1.1 billion of availability under the current share repurchase program.

During 2023, Range reduced net debt by $292 million, representing the Company’s sixth consecutive year of debt reduction. At year-end, Range’s net debt was approximately $1.58 billion, consisting of $1.79 billion of senior notes and $212 million in cash. On a trailing twelve-month basis, Range’s leverage ratio, a non-GAAP metric, defined as Net-Debt-to-EBITDAX was approximately 1.3x.

In fourth quarter 2023, Range realized a total of $8.0 million in contingent derivative settlement gains related to an asset divestiture completed in 2020. Range expects to receive these cash proceeds in the first half of 2024.

Capital Expenditures

Fourth quarter 2023 drilling and completions expenditures were $118.3 million and $16.7 million was invested in acreage and gathering facilities. Total 2023 capital budget expenditures were $614 million, including $568 million on drilling and completion, and a combined $46 million on acreage, gas gathering systems and other investments.

Fourth Quarter 2023 Results

Revenues for fourth quarter 2023 totaled $941 million, net cash provided from operating activities (including changes in working capital) was $226 million, and net income was $310 million ($1.27 per diluted share). Fourth quarter earnings results include a $291 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for fourth quarter 2023 totaled $715 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $300 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $153 million ($0.63 per diluted share) in fourth quarter 2023.

The following table details Range’s fourth quarter 2023 unit costs per mcfe(a):

Expenses	4Q 2023 (per mcfe)	4Q 2022 (per mcfe)	Increase (Decrease)

Direct operating	$ 0.11	$ 0.11	0%
Transportation, gathering, processing and compression	1.39	1.45	(4%)
Taxes other than income	0.02	0.06	(67%)
General and administrative(a)	0.17	0.15	13%
Interest expense(a)	0.14	0.18	(22%)
Total cash unit costs(b)	1.83	1.95	(6%)
Depletion, depreciation and amortization (DD&A)	0.45	0.45	-
Total unit costs plus DD&A(b)	$ 2.28	$ 2.39	(5%)

(a)
Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)
May not add due to rounding.

The following table details Range’s average production and realized pricing for fourth quarter 2023:

	4Q23 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,540,399	7,136	104,038	2,207,446

Average NYMEX price	$ 2.88	$ 78.28	$ 22.49
Differential, including basis hedging	(0.48)	(10.56)	2.42
Realized prices before NYMEX hedges	2.40	67.72	24.91	$ 3.07
Settled NYMEX hedges	0.28	(4.30)	—	0.18
Average realized prices after hedges	$ 2.68	$ 63.42	$ 24.91	$ 3.25

Fourth quarter 2023 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.25 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $2.40 per mcf, or a ($0.48) per mcf differential to NYMEX. Range’s 2024 natural gas differential is expected to be ($0.40) to ($0.45) relative to NYMEX.

•
Crude oil and condensate price realizations, before realized hedges, averaged $67.72 per barrel, or $10.56 below WTI (West Texas Intermediate). Range’s 2024 condensate differential is expected to be ($10.00) to ($13.00) relative to NYMEX.

•
Pre-hedge NGL realizations were $24.91 per barrel, approximately $2.42 above the Mont Belvieu weighted equivalent. Range’s 2024 NGL differential is expected to be ($1.00) to +$1.00 relative to a Mont Belvieu equivalent barrel.

2023 Proved Reserves

Summary of Changes in Proved Reserves (in Bcfe)
Balance at December 31, 2022	18,078

Extensions, discoveries and additions	207
Performance revisions	611
Price revisions	(2)
Production	(781)

Balance at December 31, 2023	18,113

As shown in the table below, the present value (PV10) of reserves under SEC methodology was $7.9 billion. For comparison, the PV10 using December 31, 2023 strip prices equates to $11.7 billion using the same proven reserve volumes.

	2023 SEC Pricing(a)	Strip Price Average(b)

Natural Gas Price ($/MMBtu)	$2.62	$3.57
WTI Oil Price ($/Bbl)	$78.10	$63.49
NGL Price ($/Bbl)	$24.91	$24.64

Proved Reserves PV10 ($ billions)	$7.9	$11.7

a)
SEC benchmark prices adjusted for energy content, quality and basis differentials were $2.20 per mcf and $68.32 per barrel of crude oil.
b)
NYMEX 10-year strip prices adjusted for energy content, quality and basis differentials realized an average gas price differential of ($0.44) and an average realized oil differential of ($10.67) per barrel, which equate to $3.17 per mcf and $52.82 per barrel over the life of the reserves.

Year-end 2023 reserves included 6.6 Tcfe of proved undeveloped reserves from approximately 3.1 million lateral feet scheduled to be developed within the next five years with an expected development cost of $0.40 per mcfe. Future development costs included in the year-end 2023 reserve report utilized estimates consistent with 2024 expected drilling and completion costs. Beyond the five-year reserve calculation window, Range has approximately 25 million undrilled lateral feet of high-quality Marcellus and millions of undrilled lateral feet in the Utica and Upper Devonian horizons. Range also has a network of more than 250 existing well pads that provide the opportunity to develop future wells while utilizing existing roads, pads and infrastructure.

Guidance - 2024

Capital & Production Guidance

Range is targeting a maintenance program in 2024, holding production approximately flat at 2.12 – 2.16 Bcfe per day, with over 30% attributed to liquids production. Range’s 2024 all-in capital budget is expected to be $620 to $670 million, which consists of:

•
$575 million of all-in maintenance capital including land and facilities,
•
$30 - $45 million drilling and completion capital that adds to year-end 2024 well-in-process inventory,
•
Up to $30 million on targeted acreage which increases lateral lengths and future inventory, and
•
$15 - $20 million in water infrastructure/other, lowering future water-related costs

Full Year 2024 Expense Guidance

Direct operating expense:	$0.13 — $0.14 per mcfe
Transportation, gathering, processing and compression expense:	$1.45 — $1.55 per mcfe
Other tax expense:	$0.04 — $0.05 per mcfe
Exploration expense:	$22 — $28 million
G&A expense:	$0.17 — $0.19 per mcfe
Net interest expense:	$0.14 — $0.16 per mcfe
DD&A expense:	$0.45 — $0.46 per mcfe
Net brokered gas marketing expense:	$8 — $12 million

Full Year 2024 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2024.

Natural Gas:(1)	NYMEX minus $0.40 to $0.45
Natural Gas Liquids (including ethane):(2)	Mont Belvieu minus $1.00 to plus $1.00 per barrel
Oil/Condensate:	WTI minus $10.00 to $13.00

(1) Including basis hedging

(2) Weighting based on 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help improve and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of December 31, 2023, was a net gain of $18.3 million.

Conference Call Information

A conference call to review the financial results is scheduled on Thursday, February 22 at 8:00 AM Central Time (9:00 AM Eastern Time).

Please click here to pre-register for the conference call and obtain a dial-in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until March 22nd.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-K
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	%	2023	2022	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$603,279	$1,086,697		$2,334,661	$4,911,092
Derivative fair value income (loss)	291,059	448,181		821,154	(1,188,506)
Brokered natural gas, marketing and other (b)	44,460	93,335		206,552	419,776
ARO settlement (loss) gain (b)	2	—		1	8
Interest income (b)	1,921	381		5,937	422
Other (b)	636	1,785		6,113	4,011
Total revenues and other income	941,357	1,630,379	-42%	3,374,418	4,146,803	-19%

Costs and expenses:
Direct operating	22,200	22,282		94,362	82,827
Direct operating – stock-based compensation (c)	443	376		1,723	1,459
Transportation, gathering, processing and compression	283,061	294,228		1,113,941	1,235,441
Transportation, gathering, processing and compression – settlements	—	—		—	7,500
Taxes other than income	4,083	11,178		23,726	35,367
Brokered natural gas and marketing	44,319	95,960		200,789	424,609
Brokered natural gas and marketing – stock-based compensation (c)	491	571		2,095	2,439
Exploration	7,193	6,654		25,280	25,194
Exploration – stock-based compensation (c)	315	415		1,250	1,578
Abandonment and impairment of unproved properties	2,051	16,289		46,359	28,608
General and administrative	34,472	31,290		127,838	124,282
General and administrative – stock-based compensation (c)	9,389	9,778		35,850	42,023
General and administrative – lawsuit settlements	114	722		1,052	1,498
General and administrative – rig release penalty	—	532		—	532
General and administrative – bad debt expense	—	(250)		—	(250)
Exit costs	28,279	12,088		99,940	70,337
Deferred compensation plan (d)	(2,953)	1,963		26,593	61,880
Interest expense	28,734	35,725		118,620	156,862
Interest expense – amortization of deferred financing costs (e)	1,352	1,508		5,384	8,283
Loss (gain) on early extinguishment of debt	1	261		(438)	69,493
Depletion, depreciation and amortization	90,968	90,847		350,165	353,420
(Gain) loss on sale of assets	(101)	139		(454)	(409)
Total costs and expenses	554,411	632,556	-12%	2,274,075	2,732,973	-17%

Income before income taxes	386,946	997,823	-61%	1,100,343	1,413,830	-22%

Income tax (benefit) expense:
Current	(1,453)	(6,044)		1,547	14,688
Deferred	78,365	189,631		227,654	215,772
	76,912	183,587		229,201	230,460

Net income	$310,034	$814,236	-62%	$871,142	$1,183,370	-26%

Net Income Per Common Share:
Basic	$1.29	$3.38		$3.61	$4.79
Diluted	$1.27	$3.31		$3.57	$4.69

Weighted average common shares outstanding, as reported:
Basic	238,833	234,948	2%	236,986	240,858	-2%
Diluted	241,735	240,222	1%	239,837	246,379	-3%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-K.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-K.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-K.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	December 31,	December 31,
	2023	2022
	(Audited)	(Audited)
Assets
Current assets	$528,794	$538,662
Derivative assets	442,971	41,915
Natural gas and oil properties, successful efforts method	6,117,681	5,890,404
Other property and equipment	1,696	2,434
Operating lease right-of-use assets	23,821	84,070
Other	88,922	68,077
	$7,203,885	$6,625,562

Liabilities and Stockholders’ Equity
Current liabilities	$580,469	$864,678
Asset retirement obligations	2,395	4,570
Derivative liabilities	222	151,417

Bank debt	—	9,509
Senior notes	1,774,229	1,832,451
Total debt	1,774,229	1,841,960

Deferred tax liabilities	561,288	333,571
Derivative liabilities	107	15,495
Deferred compensation liabilities	72,976	99,907
Operating lease liabilities	16,064	20,903
Asset retirement obligations and other liabilities	119,896	112,981
Divestiture contract obligation	310,688	304,074

Common stock and retained deficit	4,213,585	3,305,198
Accumulated other comprehensive gain	647	467
Common stock held in treasury stock	(448,681)	(429,659)
Total stockholders’ equity	3,765,551	2,876,006
	$7,203,885	$6,625,562

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	%	2023	2022	%

Total revenues and other income, as reported	$941,357	$1,630,379	-42%	$3,374,418	$4,146,803	-19%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement gain	(226,041)	(632,813)		(567,640)	(1,648)
ARO settlement gain	(2)	—		(1)	(8)
Total revenues, as adjusted, non-GAAP	$715,314	$997,566	-28%	$2,806,777	$4,145,147	-32%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income	$310,034	$814,236	$871,142	$1,183,370
Adjustments to reconcile net cash provided from operating activities:
Deferred income tax expense	78,365	189,631	227,654	215,772
Depletion, depreciation and amortization	90,968	90,847	350,165	353,420
Abandonment and impairment of unproved properties	2,051	16,289	46,359	28,608
Derivative fair value (income) loss	(291,059)	(448,181)	(821,154)	1,188,506
Cash settlements on derivative financial instruments	65,018	(184,632)	253,514	(1,190,154)
Divestiture contract obligation, including accretion	28,215	11,975	99,595	69,766
Allowance for bad debts	—	(250)	—	(250)
Amortization of deferred issuance costs and other	1,144	1,438	4,735	7,959
Deferred and stock-based compensation	7,683	12,562	67,849	107,959
(Gain) loss on sale of assets	(101)	139	(454)	(409)
Loss (gain) on early extinguishment of debt	1	261	(438)	69,493

Changes in working capital:
Accounts receivable	(65,334)	129,358	223,081	(3,286)
Other current assets	8,235	1,040	(1,285)	(18,438)
Accounts payable	7,234	(35,215)	(77,057)	17,077
Accrued liabilities and other	(16,359)	13,157	(265,814)	(164,649)
Net changes in working capital	(66,224)	108,340	(121,075)	(169,296)
Net cash provided from operating activities	$226,095	$612,655	$977,892	$1,864,744

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided from operating activities, as reported	$226,095	$612,655	$977,892	$1,864,744
Net changes in working capital	66,224	(108,340)	121,075	169,296
Exploration expense	7,193	6,654	25,280	25,194
Lawsuit settlements	114	722	1,052	1,498
Transportation, gathering, processing and compression settlements	—	—	—	7,500
Non-cash compensation adjustment and other	272	1,256	655	2,839
Cash flow from operations before changes in working capital – non-GAAP measure	$299,898	$512,947	$1,125,954	$2,071,071

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Basic:
Weighted average shares outstanding	241,258	240,625	241,130	246,918
Stock held by deferred compensation plan	(2,425)	(5,677)	(4,144)	(6,060)
Adjusted basic	238,833	234,948	236,986	240,858

Dilutive:
Weighted average shares outstanding	241,258	240,625	241,130	246,918
Dilutive stock options under treasury method	477	(403)	(1,293)	(539)
Adjusted dilutive	241,735	240,222	239,837	246,379

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	%	2023	2022	%
Natural gas, NGL and oil sales components:
Natural gas sales	$320,393	$770,571		$1,234,308	$3,364,111
NGL sales	238,423	269,517		933,791	1,308,574
Oil sales	44,463	46,609		166,562	238,407
Total oil and gas sales, as reported	$603,279	$1,086,697	-44%	$2,334,661	$4,911,092	-52%

Derivative fair value income (loss), as reported:	$291,059	$448,181		$821,154	$(1,188,506)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(59,846)	203,422		(256,693)	1,119,940
NGLs	—	(6,505)		—	12,168
Crude Oil	2,828	12,215		11,179	82,546
Contingent consideration - divestiture	(8,000)	(24,500)		(8,000)	(24,500)
Total change in fair value related to commodity derivatives prior to settlement, a non-GAAP measure	$226,041	$632,813		$567,640	$1,648

Transportation, gathering, processing and compression components:
Natural gas	$152,058	$163,768		$588,970	$677,316
NGLs	130,833	130,460		524,114	565,614
Oil	170	—		857	11
Total transportation, gathering, processing and compression, as reported	$283,061	$294,228		$1,113,941	$1,242,941

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$380,239	$567,149		$1,491,001	$2,244,171
NGL sales	238,423	276,022		933,791	1,296,406
Oil sales	41,635	34,394		155,383	155,861
Total	$660,297	$877,565	-25%	$2,580,175	$3,696,438	-30%

Production of oil and gas during the periods: (a)
Natural gas (mcf)	141,716,744	139,608,416	2%	538,084,671	539,442,624	0%
NGL (bbl)	9,571,519	9,918,111	-3%	37,939,700	36,392,033	4%
Oil (bbl)	656,533	616,051	7%	2,475,306	2,715,681	-9%
Gas equivalent (mcfe) (b)	203,085,056	202,813,388	0%	780,574,707	774,088,908	1%

Production of oil and gas – average per day: (a)
Natural gas (mcf)	1,540,399	1,517,483	2%	1,474,205	1,477,925	0%
NGL (bbl)	104,038	107,806	-3%	103,944	99,704	4%
Oil (bbl)	7,136	6,696	7%	6,782	7,440	-9%
Gas equivalent (mcfe) (b)	2,207,446	2,204,493	0%	2,138,561	2,120,792	1%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$2.26	$5.52	-59%	$2.29	$6.24	-63%
NGL (bbl)	$24.91	$27.17	-8%	$24.61	$35.96	-32%
Oil (bbl)	$67.72	$75.66	-10%	$67.29	$87.79	-23%
Gas equivalent (mcfe) (b)	$2.97	$5.36	-45%	$2.99	$6.34	-53%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.68	$4.06	-34%	$2.77	$4.16	-33%
NGL (bbl)	$24.91	$27.83	-10%	$24.61	$35.62	-31%
Oil (bbl)	$63.42	$55.83	14%	$62.77	$57.39	9%
Gas equivalent (mcfe) (b)	$3.25	$4.33	-25%	$3.31	$4.78	-31%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.61	$2.89	-44%	$1.68	$2.90	-42%
NGL (bbl)	$11.24	$14.68	-23%	$10.80	$20.08	-46%
Oil (bbl)	$63.16	$55.82	13%	$62.43	$57.39	9%
Gas equivalent (mcfe) (b)	$1.86	$2.88	-35%	$1.88	$3.17	-41%

Transportation, gathering and compression expense per mcfe	$1.39	$1.45	-4%	$1.43	$1.61	-11%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	%	2023	2022	%

Income from operations before income taxes, as reported	$386,946	$997,823	-61%	$1,100,343	$1,413,830	-22%
Adjustment for certain special items:
(Gain) loss on sale of assets	(101)	139		(454)	(409)
Gain on ARO settlements	(2)	—		(1)	(8)
Change in fair value related to derivatives prior to settlement	(226,041)	(632,813)		(567,640)	(1,648)
Abandonment and impairment of unproved properties	2,051	16,289		46,359	28,608
Loss (gain) on early extinguishment of debt	1	261		(438)	69,493
Transportation, gathering, processing and compression settlements	—	—		—	7,500
Lawsuit settlements	114	722		1,052	1,498
Exit costs	28,279	12,088		99,940	70,337
Brokered natural gas and marketing – stock-based compensation	491	571		2,095	2,439
Direct operating – stock-based compensation	443	376		1,723	1,459
Exploration expenses – stock-based compensation	315	415		1,250	1,578
General & administrative – stock-based compensation	9,389	9,778		35,850	42,023
Deferred compensation plan – non-cash adjustment	(2,953)	1,963		26,593	61,880

Income before income taxes, as adjusted	198,932	407,612	-51%	746,672	1,698,580	-56%

Income tax (benefit) expense, as adjusted
Current	(1,453)	(6,044)		1,547	14,688
Deferred (a)	47,208	101,903		170,189	424,645
Net income excluding certain items, a non-GAAP measure	$153,177	$311,753	-51%	$574,936	$1,259,247	-54%

Non-GAAP income per common share
Basic	$0.64	$1.33	-52%	$2.43	$5.23	-54%
Diluted	$0.63	$1.30	-52%	$2.40	$5.11	-53%

Non-GAAP diluted shares outstanding, if dilutive	241,735	240,222		239,837	246,379

(a) Taxes are estimated to be approximately 23% for 2023 and deferred taxes were estimated to be 25% for 2022.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING CERTAIN ITEMS AND ADJUSTED EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income, as reported	$310,034	$814,236	$871,142	$1,183,370
Adjustment for certain special items:
(Gain) loss on sale of assets	(101)	139	(454)	(409)
Gain on ARO settlements	(2)	—	(1)	(8)
Loss (gain) on early extinguishment of debt	1	261	(438)	69,493
Change in fair value related to derivatives prior to settlement	(226,041)	(632,813)	(567,640)	(1,648)
Transportation, gathering, processing and compression settlements	—	—	—	7,500
Abandonment and impairment of unproved properties	2,051	16,289	46,359	28,608
Lawsuit settlements	114	722	1,052	1,498
Exit costs	28,279	12,088	99,940	70,337
Stock-based compensation	10,638	11,140	40,918	47,499
Deferred compensation plan	(2,953)	1,963	26,593	61,880
Tax impact	31,157	87,728	57,465	(208,873)

Net income excluding certain items, a non-GAAP measure	$153,177	$311,753	$574,936	$1,259,247

Net income per diluted share, as reported	$1.27	$3.31	$3.57	$4.69
Adjustment for certain special items per diluted share:
(Gain) loss on sale of assets	(0.00)	0.00	(0.00)	(0.00)
Gain on ARO settlements	(0.00)	—	(0.00)	(0.00)
Loss (gain) on early extinguishment of debt	0.00	0.00	(0.00)	0.28
Change in fair value related to derivatives prior to settlement	(0.94)	(2.63)	(2.37)	(0.01)
Transportation, gathering, processing and compression settlements	—	—	—	0.03
Abandonment and impairment of unproved properties	0.01	0.07	0.19	0.12
Lawsuit settlements	0.00	0.00	0.00	0.01
Exit costs	0.12	0.05	0.42	0.29
Stock-based compensation	0.04	0.05	0.17	0.19
Deferred compensation plan	(0.01)	0.01	0.11	0.25
Adjustment for rounding differences	—	(0.01)	0.01	—
Tax impact	0.13	0.37	0.24	(0.85)
Dilutive share impact (rabbi trust and other)	0.01	0.08	0.06	0.11

Net income per diluted share, excluding certain items, a non- GAAP measure	$0.63	$1.30	$2.40	$5.11

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.64	$1.33	$2.43	$5.23
Diluted	$0.63	$1.30	$2.40	$5.11

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non- GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenues
Natural gas, NGL and oil sales, as reported	$603,279	$1,086,697	$2,334,661	$4,911,092
Derivative fair value income (loss), as reported	291,059	448,181	821,154	(1,188,506)
Less non-cash fair value gain	(226,041)	(632,813)	(567,640)	(1,648)
Brokered natural gas and marketing and other, as reported	47,019	95,501	218,603	424,217
Less ARO settlement	(2)	—	(1)	(8)
Cash revenues	715,314	997,566	2,806,777	4,145,147

Expenses
Direct operating, as reported	22,643	22,658	96,085	84,286
Less direct operating stock-based compensation	(443)	(376)	(1,723)	(1,459)
Transportation, gathering and compression, as reported	283,061	294,228	1,113,941	1,242,941
Less transportation, gathering and compression settlements	—	—	—	(7,500)
Taxes other than income, as reported	4,083	11,178	23,726	35,367
Brokered natural gas and marketing, as reported	44,810	96,531	202,884	427,048
Less brokered natural gas and marketing stock-based compensation	(491)	(571)	(2,095)	(2,439)
General and administrative, as reported	43,975	42,072	164,740	168,085
Less G&A stock-based compensation	(9,389)	(9,778)	(35,850)	(42,023)
Less lawsuit settlements	(114)	(722)	(1,052)	(1,498)
Interest expense, as reported	30,086	37,233	124,004	165,145
Less amortization of deferred financing costs	(1,352)	(1,508)	(5,384)	(8,283)
Cash expenses	416,869	490,945	1,679,276	2,059,670

Cash margin, a non-GAAP measure	$298,445	$506,621	$1,127,501	$2,085,477

Mmcfe produced during period	203,085	202,813	780,575	774,089

Cash margin per mcfe	$1.47	$2.50	$1.44	$2.69

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Income before income taxes, as reported	$386,946	$997,823	$1,100,343	$1,413,830
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements	(2)	—	(1)	(8)
Derivative fair value (income) loss	(291,059)	(448,181)	(821,154)	1,188,506
Net cash receipts (payments) on derivative settlements	65,018	(184,632)	253,514	(1,190,154)
Transportation, gathering and compression settlements	—	—	—	7,500
Exploration expense	7,193	6,654	25,280	25,194
Lawsuit settlements	114	722	1,052	1,498
Exit costs	28,279	12,088	99,940	70,337
Deferred compensation plan	(2,953)	1,963	26,593	61,880
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	10,638	11,140	40,918	47,499
Interest – amortization of deferred financing costs	1,352	1,508	5,384	8,283
Depletion, depreciation and amortization	90,968	90,847	350,165	353,420
(Gain) loss on sale of assets	(101)	139	(454)	(409)
Loss (gain) on early extinguishment of debt	1	261	(438)	69,493
Abandonment and impairment of unproved properties	2,051	16,289	46,359	28,608
Cash margin, a non-GAAP measure	$298,445	$506,621	$1,127,501	$2,085,477